EXHIBIT 23.2

CONSENT OF BOENNING & SCATTERGOOD, INC.

[LETTERHEAD OF BOENNING&SCATTERGOOD, INC.]

CONSENT OF FINANCIAL ADVISOR

We hereby consent to the use of our fairness opinion included as Exhibit C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Premier Bancorp, Inc. with and into Fulton Financial Corporation and to the reference to our firm’s name under the captions “Background of the Merger”, “Recommendation of Premier Board of Directors and Reasons for the Merger”, “Opinion of Premier’s Financial Advisor” and “Compensation of Boenning & Scattergood, Inc.” in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Boenning & Scattergood, Inc.

By:	/s/ Charles K. Hall
Vice President & Director of Investment Banking

West Conshohocken, Pennsylvania

May 13, 2003